EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Albert G. Lowenthal, Chairman and Chief Executive Officer of Oppenheimer Holdings Inc. (the "Company"), and Elaine K. Roberts, President and Chief Financial Officer of the Company, hereby certify that to his/her knowledge the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 of the Company filed with the Securities and Exchange Commission on the date hereof  (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at New York, New York, this 3rd day of August, 2010.

“A.G. Lowenthal”

Albert G. Lowenthal

Chairman and Chief Executive Officer

“E.K. Roberts”

Elaine K. Roberts

President and Chief Financial Officer